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                                                                      Exhibit 21

                          LIST OF SUBSIDIARY COMPANIES



                                                                                     State of Incorporation
                                                                                     ----------------------
Cardinal Indemnity Company of North America                                                   Vermont
Roy F. Weston (Delaware), Inc.                                                                Delaware
Weston International Holdings, Inc. (d/b/a Weston International)                              Delaware
Roy F. Weston of New York, Inc.                                                               New York
Roy F. Weston (IPR), Inc.                                                                     Delaware